Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 26, 2013, with respect to the consolidated financial statements of Premier Healthcare Solutions, Inc. included in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-190828) and related Prospectus of Premier, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Charlotte, North Carolina
September 25, 2013